UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 7, 2007

CH2M HILL Companies, Ltd.
(Exact name of registrant as specified in its charter)

Oregon	000-27261	93-0549963
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

9191 South Jamaica Street, Englewood, CO		80112-5946
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-771-0900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On September 7, 2007, CH2M HILL Companies Ltd. entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with VECO Corporation, a privately-held corporation headquartered in Anchorage, Alaska (“VECO”), and its stockholders to acquire  VECO and substantially all of VECO’s operating businesses.  VECO provides engineering, construction and field support services with over 4,000 employees and major operations in Alaska, Canada, the United States, Russia and the Middle East.  VECO currently provides services to the energy, resource and process industries.  The consideration that CH2M HILL paid  for  VECO was approximately $315 million in the aggregate,  including cash and the assumption of certain liabilities.  The acquisition was financed from existing available cash of approximately $82 million and borrowings under our Amended and Restated Credit Facility, discussed below under “—Amended and Restated Credit Facility.”  The transaction is subject to a $70 million holdback to satisfy potential claims for indemnification obligations of the sellers in respect of representations and warranties and other obligations.  Under the terms of the agreement, $30 million of the holdback is scheduled to be released on the first anniversary of the closing date with the remaining $40 million of the holdback, less an estimated reasonably anticipated liability then still outstanding, released on the third anniversary of the closing date, in each case less any existing claims for indemnification in accordance with the Stock Purchase Agreement.

Under the Stock Purchase Agreement, the stockholders of VECO have agreed to indemnify CH2M HILL for all claims related to certain potential environmental, tax and criminal liabilities associated with VECO’s operations and assets prior to the closing date, through the third anniversary of the closing date and for all other claims through the second anniversary of the closing date.

The description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement filed as Exhibit 10.1 to this report, and incorporated herein by reference.

Cautionary Statements

The Stock Purchase Agreement has been included to provide investors with information regarding its terms. The Stock Purchase Agreement is not intended to be a source of any other information about the parties.  The representations, warranties and covenants made by the parties in the Stock Purchase Agreement are qualified by information in the confidential disclosure schedules provided by VECO to CH2M HILL in connection with the execution of the Stock Purchase Agreement, and are subject to important limitations agreed to by the parties. Certain representations and warranties may have been used by the parties to allocate risks among the respective parties to the Stock Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may be different from any particular investor’s standards of what constitutes important information. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information.  Investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CH2M HILL or its affiliates. Several important factors could cause actual results to differ materially from our expectations and may adversely affect our business and results of operations, including the risk factors discussed in more detail in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which risk factors are expressly incorporated into this report by reference.

In addition, on May 2, 2007, Bill Allen the founder, then chief executive officer and a principal stockholder of VECO entered into a plea agreement with the United States Department of Justice pursuant to which Mr. Allen agreed to plead guilty to certain criminal charges involving bribery of public officials, violation of campaign contribution laws, and tax fraud.  In the process of our review of VECO’s business and operations, we engaged in special due diligence designed to address concerns related to the conduct of VECO’s past operations and the various investigations underway by the United States Department of Justice and the Internal Revenue Service.  Although we are satisfied with the results of our due diligence and are in a productive dialog with the United States Department of Justice about VECO’s future as part of CH2M HILL, we can provide no assurances that the results of such due diligence review have uncovered all items of a material nature, that the past actions of Bill Allen will not have an adverse effect on VECO or result in the criminal indictment of VECO in the future.  Any of these events could be potentially detrimental to CH2M HILL’s reputation in the business community or impact our future business operations.

Amended and Restated Credit Facility

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 under the heading “Stock Purchase Agreement” is incorporated by reference into this Item 2.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the VECO acquisition, we entered into a $500 million Amended and Restated Senior Unsecured Revolving Credit Facility (the “Credit Facility”), with a closing date of  September 6, 2007 with Wells Fargo Bank, National Association as agent, sole arranger, and  other lenders a party thereto.  The Credit Facility amends, restates and supersedes our prior $250 million Senior Unsecured Revolving Credit Agreement.  The Credit Facility includes a $250 million letter of credit sub-facility for standby finance and performance letters of credit.  We also have the option, subject to receiving new or increased commitments from lenders, to increase the amount of the Credit Facility to $750 million.  We used a portion of the borrowings available under the Credit Facility to finance the acquisition of VECO discussed in Item 1.01 under the caption “Stock Purchase Agreement” above.  Borrowings under the Credit Facility are also available for future permitted acquisitions and general corporate purposes, including working capital requirements.

After giving effect to the borrowings used to pay the purchase consideration for VECO, on September 7, 2007 (when these borrowings were made), we had approximately $110 million of borrowings outstanding under the Credit Facility.

At our option, the Credit Facility bears interest at a rate equal to either the London InterBank Offered Rate (LIBOR) plus 0.75% to 1.50%, or the lender’s applicable base rate less a discount rate up to 0.25% based on our ratio of funded debt to earnings before interest, taxes, depreciation and amortization, as defined. A commitment fee of approximately 0.10% to 0.25% per year on the unused portion of the line of credit is payable based on our ratio of funded debt to earnings before interest, taxes, depreciation and amortization, as defined.

The principal balance of outstanding borrowings and any accrued and unpaid interest will be due and payable in full on the maturity date, August 31, 2012.  In addition, upon the occurrence of certain events of default, and subject to the passage of time or cure periods under certain circumstances, the lenders may accelerate and declare all or a portion of the obligations under the Credit Facility to be immediately due and payable.  The principal balance of outstanding borrowings may be prepaid at any time without penalty.  Our material subsidiaries (as defined in the Credit Facility) are jointly and severally liable with respect to all our obligations under the Credit Facility.

The Credit Facility contains customary financial and other covenants, including minimum levels of net worth, a minimum coverage ratio of certain fixed charges, and a maximum leverage ratio of earnings before interest, taxes, depreciation and amortization to funded debt, as well as customary limitation on other indebtedness, liens, acquisitions, mergers and dispositions.  The Credit Facility also contains customary events of default, including a default of covenant, a material inaccuracy of representations or warranties, bankruptcy events, and a change in control.

The description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Facility filed as Exhibit 10.1 to this report, and incorporated herein by reference.

Item 8.01.  Other Events.

On September 7, 2007, we issued a press release disclosing certain of the events set forth in this report.  The press release is filed as exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired.

Financial statements for VECO’s operations and assets acquired and noted in Item 2.01 of this report are not available at this time and will be filed by amendment as soon as practicable, but not later than November 23, 2007.

(b)           Pro Forma Financial Information.

Pro forma financial information of the registrant reflecting VECO’s operations and assets acquired and noted in Item 2.01 of this report is not available at this time and will be filed by amendment as soon as practicable, but not later than November 23, 2007.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
2.1

Stock Purchase Agreement, dated September 7, 2007, between CH2M HILL Companies, Ltd., VECO Corporation and its stockholders (Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 as promulgated under the Securities Exchange Act of 1934.)

10.1

Amended and Restated Credit Facility closed on September 6, 2007, by and among CH2M HILL Companies, Ltd. and certain of its wholly owned subsidiaries, Wells Fargo Bank, National Association as agent and sole arranger, and other lenders as party thereto (Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidentiality treatment under Rule 24b-2 as promulgated under the Securities Exchange Act of 1934.)

99.1	CH2M HILL Companies, Ltd. press release dated September 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

Date: September13, 2007	By:	/s/ Samuel H. Iapalucci
Samuel H. Iapalucci,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1

Stock Purchase Agreement, dated September 7, 2007, between CH2M HILL Companies, Ltd., VECO Corporation and its stockholders (Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 as promulgated under the Securities Exchange Act of 1934.)

10.1

Amended and Restated Credit Facility closed on September 6, 2007, by and among CH2M HILL Companies, Ltd. and certain of its wholly owned subsidiaries, Wells Fargo Bank, National Association as agent and sole arranger, and other lenders as party thereto (Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidentiality treatment under Rule 24b-2 as promulgated under the Securities Exchange Act of 1934.)

99.1	CH2M HILL Companies, Ltd. press release dated September 7, 2007.